Exhibit 10.1

AMENDMENT 2007-1

TO THE

SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE

RETIREMENT PLAN FOR OUTSIDE GOVERNORS AND AFFILIATED DIRECTORS

This Amendment 2007-1 to the Southern California Physicians Insurance Exchange Retirement Plan for Outside Governors and Affiliated Directors (the “Plan”) is effective as of December 21, 2007. Defined terms used herein without definition shall have the meanings given to such terms in the Plan.

The Boards of Directors of SCPIE Indemnity Company and SCPIE Holdings Inc. (“Holdings”) now desire to amend the Plan to provide that each of the Participants in the Plan will receive a special lump sum payment of his or her benefits under the Plan on the occurrence of a Change in Control (as defined below) of Holdings (if such Change in Control occurs on or after January 1, 2008), in accordance with the transitional relief under Internal Revenue Service Notice 2005-1, Q/A-19(c), the Proposed Regulations under Section 409A of the Code, Internal Revenue Service Notice 2006-79 and Internal Revenue Service Notice 2007-86. As provided in Internal Revenue Service 2006-79 and Internal Revenue Service Notice 2007-86, this amendment to change the time and form of payment under the Plan shall apply only to benefits that would not otherwise be payable in 2007 and shall not cause any benefits to be paid in 2007 that would not otherwise be payable in 2007.

1. A new Section 4.9 is hereby added to the Plan as follows:

4.9 Special Lump Sum Distribution. Notwithstanding anything to the contrary contained in the Plan, each Participant shall receive a special lump sum payment of such Participant’s accrued benefits under the Plan upon the Payment Date (as defined below). For purposes of this Section 4.9, the “Payment Date” shall mean the date of a Change in Control of Holdings (if such Change in Control occurs on or after January 1, 2008), and a “Change in Control” shall mean a change in the ownership or effective control of Holdings, or in the ownership of a substantial portion of the assets of Holdings, as defined in Section 409A of the Code and the Treasury Regulations and Internal Revenue Service guidance thereunder.

(a) The amount of such Participant’s special lump sum payment shall equal the present value of the Participant’s Installment Payments (as defined below), discounted to the Payment Date using a 3.575% interest assumption.

(b) With respect to a Participant who had not received any payment of his or her benefits under the Plan as of the Payment Date, such Participant’s “Installment Payments” means the installment payments that would have been paid to such Participant under Sections 4.1, 4.2, 4.4 and 4.5 of the Plan had such Participant’s accrued benefits commenced as of the Payment Date. With respect to a Participant who had received a payment of a portion of his or her benefits under the Plan as of the Payment Date, such Participant’s “Installment Payments” means the remaining installment payments that would have been paid to such Participant under Sections 4.1, 4.2, 4.4 and 4.5 of the Plan following the Payment Date.

(c) The special lump sum payment shall be in full and final satisfaction of all benefits otherwise payable to or on behalf of the Participant and no further benefits shall be paid to or on behalf of the Participant under the Plan.

(d) As provided in Internal Revenue Service Notice 2006-79 and Internal Revenue Service Notice 2007-86, this Section 4.9 shall apply only to benefits that would not otherwise be payable in 2007 and shall not cause any benefits to be paid in 2007 that would not otherwise be payable in 2007.

2. Except as provided in paragraph 3 below, the Plan, as amended herein, shall remain in full force and effect.

3. In the event that the special lump sum payment is made to each of the Participants under Section 4.9 of the Plan, the Plan shall thereupon terminate.

IN WITNESS WHEREOF, the Company hereby executes this Amendment 2007-1 to the Plan.

SCPIE INDEMNITY COMPANY

December 21, 2007	By:	/s/ Edward G. Marley
Date
	Title:	Vice President

SCPIE HOLDINGS INC.

December 21, 2007	By:	/s/ Edward G. Marley
Date
	Title:	Vice President & Chief Accounting Officer

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